Exhibit (a)(1)(iii)

Coeur d’Alene Mines Corporation

Coeur d’Alene Mines Holding Company
Coeur d’Alene Canadian Acquisition Corporation
Coeur d’Alene Acquisition ULC
Notice of Guaranteed Delivery
(Not To Be Used For Signature Guarantees)
for
Deposit of Common Shares
of
Wheaton River Minerals Ltd.
for
Cdn$5.47, in Cash, Subject to Proration
or
0.796 Shares of Common Stock
of
Coeur d’Alene Mines Holdings Company
or
0.796 Exchangeable Shares
of
Coeur d’Alene Canadian Acquisition Corporation
subject to the procedures and limitations described
in the Offer to Purchase and the related Letter of Transmittal

       This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing common shares (the “Common Shares,” and the certificates representing such Common Shares, the “Common Share Certificates”), of Wheaton River Minerals Ltd., a corporation organized under the Business Corporations Act (Ontario) (the “Company”), are not immediately available or time will not permit the Common Share Certificates and all required documents to reach the Depositary (as defined in the Offer to Purchase) on or prior to August 27, 2004. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent according to the guaranteed delivery procedure set forth in the section titled “The Offer to Purchase — Guaranteed Delivery” of the Offer to Purchase.

The Depositary for the Offer is:

The Bank of New York

By Mail: The Bank of New York Wheaton River Minerals Ltd. P.O. Box 859208 Braintree, MA 02185-9208	By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window Street Level New York, NY 10286	By Overnight Delivery: The Bank of New York Wheaton River Minerals Ltd. 161 Bay State Road Braintree, MA 02184

By Facsimile Transmission: (for Eligible Institutions Only) (781) 380-3388	By Confirmation Receipt of Facsimile by Telephone Only: (781) 843-1833 Ext. 0

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

      THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

      The undersigned hereby deposits to each of Coeur d’Alene Mines Corporation, Coeur d’Alene Mines Holdings Company, Coeur d’Alene Canadian Acquisition Corporation and Coeur d’Alene Acquisition ULC (each, an “Offeror,” and collectively, the “Offerors”), in accordance with the terms and subject to the conditions set forth in the Offerors’ Offer to Purchase, dated July 13, 2004 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares indicated below pursuant to the procedures for guaranteed delivery set forth in the section titled “The Offer to Purchase — Manner for Acceptance — Procedures for Guaranteed Delivery” of the Offer to Purchase.

Certificate Nos. (If Available):

Number of Common Shares:

(Check the following box if Common Shares will be deposited by book-entry transfer)     ☐

Account Number:

Dated: ________________________________________________________________________________ , 2002

Name(s) of Record Holder(s):

(Please type or print)

Address(es):

Zip Code:

Area Code and Tel. No(s):

Signature(s):

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP), or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), (a) represents that the above named person(s) “own(s)” the Common Shares deposited hereby within the meaning of Rule 14e-4 promulgated under Exchange Act, (b) represents that such deposit of Common Shares complies with Rule 14e-4 under the Exchange Act, and (c) guarantees to deliver to the Depositary either the Common Share Certificates evidencing all deposited Common Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Letter of Transmittal) with respect to such Common Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Letter of Transmittal) in the case of a book-entry delivery, and any other required documents, all within three Toronto Stock Exchange trading days after the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Common Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Name:

(Please Print or Type)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated: ______________________________ , 2004

NOTE:	DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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